EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-128372) of Metal Management, Inc. of our report dated May 24, 2007 relating to the financial statements of Metal Management, Inc. Employee Stock Purchase Plan, which appears in Exhibit 99.1 of this Form 10-K.
/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
May 24, 2007